Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Gary Fischer
Chief Financial Officer
(510) 683-5900

Leslie Green
Green Communications Consulting, LLC
(650) 312-9060

AXT, Inc. Announces First Quarter 2015 Financial Results

FREMONT, Calif., April 30, 2015 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter ended March 31, 2015.

First Quarter 2015 Results
Revenue for the first quarter of 2015 was $20.1 million compared with $19.6 million in the fourth quarter of 2014.

Gross margin was 23.7 percent of revenue for the first quarter of 2015, compared with 25.4 percent of revenue in the fourth quarter of 2014.

Operating expenses were $6.5 million in the first quarter of 2015, compared with $5.6 million in the fourth quarter of 2014.  The increase was largely the result of professional fees in the first quarter totaling $1.2 million associated with an internal investigation of certain potential related-party transactions, which was completed during the first quarter.  Investigation fees in the fourth quarter of 2014 were $0.6 million.

Operating loss for the first quarter of 2015 was $1.7 million compared with $592,000 in the fourth quarter of 2014.

Net interest and other income for the first quarter of 2015 was $930,000, compared with $260,000 in the fourth quarter of 2014.   The first quarter 2015 total was primarily attributable to $200,000 from equity earnings of the company’s unconsolidated joint ventures, $368,000 from the sale of IntelliEpi stock, $180,000 from a gain on foreign exchange and $182,000 from interest income and other income.

Net loss in the first quarter of 2015 was $1 million or a loss of $0.03 per diluted share compared with $311,000 or $0.01 per diluted share in the fourth quarter of 2014.

Management Qualitative Comments
“As we move into 2015, our goal is to take advantage of developing market conditions in our business,” said Morris Young, chief executive officer.  “Gallium arsenide has stabilized and addresses a market with numerous applications and dynamic opportunities.  Indium phosphide is growing and we are investing in ways to capitalize on industry demand.  Additionally, we see catalysts for growth this year in several of our target markets and believe that we continue to benefit from our unique vertical integration.  In total, our diversified revenue base, solid competitive positioning and lower cost structure give us renewed optimism for our direction and prospects.”

AXT, Inc. 4281 Technology Drive Fremont, CA 94538 Tel: 510.683.5900 Fax: 510.353.0668 www.axt.com.

AXT, Inc. Announces First Quarter 2015 Results
April 30, 2015

Conference Call
The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (719) 325-2458 (passcode 2515056). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 2515056) until May 6, 2015. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 683-5900.

About AXT, Inc.
AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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AXT, Inc. Announces First Quarter 2015 Results
April 30, 2015

AXT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenue	$20,064	$19,345
Cost of revenue	15,315	16,627
Gross profit	4,749	2,718

Operating expenses:
Selling, general and administrative	5,251	3,436
Research and development	1,241	775
Restructuring charge	0	907
Total operating expenses	6,492	5,118
Income (loss) from operations	(1,743)	(2,400)
Interest income, net	97	127
Equity in earnings of unconsolidated joint ventures	200	487
Other expense, net	633	10

Income (loss) before provision for income taxes	(813)	(1,776)
Provision (benefit) for income taxes	86	59
Net income (loss)	(899)	(1,835)

Less: Net income attributable to noncontrolling interest	(125)	(205)
Net income (loss) attributable to AXT, Inc.	$(1,024)	$(2,040)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.03)	$(0.06)
Diluted	$(0.03)	$(0.06)

Weighted average number of common shares outstanding:
Basic	32,553	32,364
Diluted	32,553	32,364

AXT, Inc. Announces First Quarter 2015 Results
April 30, 2015

AXT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2015	December 31, 2014
Assets:
Current assets
Cash and cash equivalents	$33,285	$28,814
Short-term investments	3,590	12,340
Accounts receivable, net	18,787	17,864
Inventories	39,475	38,574
Related party notes receivable - current	173	171
Prepaid expenses and other current assets	4,312	5,430
Total current assets	99,622	103,193

Long-term investments	10,612	7,783
Property, plant and equipment, net	33,223	33,862
Related party notes receivable - long-term	1,710	1,704
Other assets	15,128	14,975

Total assets	$160,295	$161,517

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$9,131	$7,137
Accrued liabilities	5,815	7,634
Total current liabilities	14,946	14,771

Long-term portion of royalty payments	1,581	1,725
Other long-term liabilities	350	333
Total liabilities	16,877	16,829

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	195,152	195,419
Accumulated deficit	(69,417)	(68,393)
Accumulated other comprehensive income	7,620	7,673
Total AXT, Inc. stockholders' equity	136,919	138,263

Noncontrolling interest	6,499	6,425
Total stockholders' equity	143,418	144,688

Total liabilities and stockholders' equity	$160,295	$161,517